EXHIBIT 32.2
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Joel T. Grade, as Executive Vice President, Chief Financial Officer and Interim Chief Accounting Officer of Baxter International Inc. (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joel T. Grade
Joel T. Grade
Executive Vice President, Chief Financial Officer and Interim Chief Accounting Officer
November 12, 2024